UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Communitycorp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2009

Dear Communitycorp Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Communitycorp, Walterboro, South Carolina, to be held at the Bank building located at 1100 North Jefferies Boulevard, Walterboro, South Carolina, on Wednesday, April 29, 2009 at 6:00 p.m. Eastern time.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting we will also report on the operations of Bank of Walterboro. Directors and officers of the Bank, as well as representatives from the Bank’s independent accounting firm, Elliott Davis, LLC, will be present to respond to questions of shareholders.

YOUR PROXY IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return your proxy in the enclosed postage-paid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Peden B. McLeod	W. Roger Crook
Chairman of the Board	President and Chief Executive Officer

P.O. BOX 1707    WALTERBORO, SOUTH CAROLINA 29488    TEL (843)549-2265

P.O. BOX 489    RAVENEL, SOUTH CAROLINA 29470    TEL (843)889-6953

P.O. BOX 1265    RIDGELAND, SOUTH CAROLINA 29936    TEL (843)726-3168

COMMUNITYCORP

1100 NORTH JEFFERIES BOULEVARD

WALTERBORO, SOUTH CAROLINA 29488

(843) 549-2265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2009

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the annual meeting (the “Annual Meeting”) of the shareholders of Communitycorp (the “Company”) will be held at the Bank of Walterboro building located at 1100 North Jefferies Boulevard, Walterboro, South Carolina on Wednesday, April 29, 2009 at 6:00 p.m. Eastern time for the following purposes:

1.

ELECTION OF DIRECTORS: The election of three (3) Class III Directors to serve until the annual meeting of shareholders in 2012, and (1) Class I Director to serve until the annual meeting of shareholders in 2010.

2.	OTHER BUSINESS: Such other business as properly may come before the Annual Meeting or any adjournment thereof.

A Proxy Card and Proxy Statement for the Annual Meeting are enclosed herewith.

NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting or any adjournment thereof. Only shareholders of record of the Company at the close of business on February 23, 2009 are the shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

Please read the attached Proxy Statement carefully. You are requested to fill in and sign the enclosed form of Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

PEDEN B. MCLEOD CHAIRMAN OF THE BOARD	W. ROGER CROOK PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Walterboro, South Carolina

March 31, 2009

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. YOUR PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY MAY ALSO BE REVOKED BY WRITTEN NOTIFICATION, OR BY A PROXY OF A LATER DATE.

VOTING AT THE MEETING AND PROXIES

The accompanying form of proxy is for use at the Annual Meeting. A shareholder may use this proxy if he/she is unable to attend the meeting in person or if he/she wishes to have his/her shares voted by proxy even if he/she attends the Annual Meeting. The proxy may be revoked in writing by the person giving it any time before the proxy is exercised by giving notice to the Company’s secretary, or by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked prior to their exercise, will be voted in the manner specified therein. If no specification is made in the proxy, the proxy will be voted “FOR” the election of the nominees for directors listed herein. The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting, but if other matters do come properly before the Annual Meeting it is intended that shares represented by proxies in the accompanying form will be voted by the person named in the proxy in accordance with the recommendation of management.

The Board of Directors has fixed the close of business on February 23, 2009 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. On that date, there were a total of 236,158 shares of Company’s Common Stock outstanding. Each shareholder is entitled to one vote on each matter to come before the Annual Meeting for each share of Company Common Stock held of record by such shareholder. The presence at the Annual Meeting, in person or by proxy, of shareholders, holding in the aggregate a majority of the outstanding shares of the Company’s Common Stock entitled to vote shall constitute a quorum for the transaction of business. Article Eight of the Articles of Incorporation of the Company provide that in the election of directors each shareholder entitled to vote shall be entitled to cast as many votes for each director as shall equal the number of shares held by him/her, but shall not be entitled to accumulate his/her votes to cast more votes for any one director than the number of shares held by him/her. Those nominees receiving the highest number of votes cast at the meeting will be elected directors.

PROPOSAL I - ELECTION OF DIRECTORS

The business and affairs of the Company are managed by its Board of Directors. Except as expressly limited by law, all corporate powers of the Company are vested in and may be exercised by the Board of Directors.

The Company’s Bylaws provide for a Board of Directors consisting of not less than five and not more than 15 directors as determined from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board. The Board of Directors has set the number of Directors for 2009 at nine.

The Company’s Articles of Incorporation provide that the Directors shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. At the Annual Meeting, three Class III directors and one Class I director will be elected for three-year terms and for a one-year term expiring at the Annual Meeting of 2012 and 2010, respectively. All of the nominees are currently serving as directors of the Company.

Should any nominee for the office of director become unable to serve, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed therein, to vote for the election in his stead of such other person as the Board of Directors may recommend.

If any vacancies occur on the Board of Directors after the Annual Meeting has taken place, such vacancies may be filled by the remaining directors at any regular or special meeting thereof. Individuals selected to fill such vacancies shall serve until the next annual meeting.

The Board of Directors recommends a vote “FOR” the nominees named below for directors of the Company.

The following table sets forth certain information as to the Board of Directors’ nominees for election as director and of those directors who will continue to serve as such after the Annual Meeting.

		BOARD NOMINEES
Name	Age (1)	Principal Occupation During Past Five Years and Other Information	Year First Elected Director	Year Term Expires
Peden B. McLeod	68	Retired Code Commissioner and Director South Carolina Legislative Council Partner in McLeod, Fraser & Cone Law Firm	1988	2012	(2)

Harold M. Robertson	85	Retired, Previous Owner of Robertson Electric Company. Retired Member of Board of Directors South Carolina Public Service Authority	1988	2012	(2)

Calvert Huffines	60	President, The Huffines Company Real Estate Broker	1988	2012	(2)

John Reaves McLeod	36	Attorney for the Law Firm of McLeod, Fraser & Cone and Magistrate for Colleton County	2008	2010	(2)

		CONTINUING DIRECTORS

W. Roger Crook	67	Chief Executive Officer and President of the Bank since its incorporation on October 11, 1988.	1988	2010

CONTINUING DIRECTORS

Harry L. Hill	81	Retired, Former Vice President and Resident Manager, Asten Dryer Fabrics, Inc., manufacturer of dryer felts	1988	2010

George W. Cone	63	Partner in Law Firm of McLeod, Fraser & Cone	1988	2011

J. Barnwell Fishburne	53	Owner, Fishburne & Company Real Estate Sales and Rentals	1988	2011

Steven D. Murdaugh	42	Owner, Accounting Firm Steven D. Murdaugh, PA, CPA	2002	2011

(1) At December 31, 2008

(2) Assuming re-election at the Annual Meeting

EXECUTIVE OFFICERS

W. Roger Crook, age 67, is Director, CEO and President of Communitycorp. He is also CEO and President of the Bank since its incorporation on October 11, 1988. Mr. Crook was actively involved in organizing the Bank. Prior to February 1988, Mr. Crook was Vice President of Citizens & Southern National Bank, Walterboro, South Carolina, for more than five years.

M. Ellison Young, age 71, is Vice President of Communitycorp. He has also been Vice President since joining the Bank in October 1991. Prior to October 1991, Mr. Young was Vice President and Branch Manager for The First Savings Bank, Walterboro Branch, for more than five years.

Gwendolyn P. Bunton, age 55, Vice President and Treasurer of Communitycorp. Also for the Bank, she has been Vice President and Cashier since December 1993, Assistant Vice President and Cashier since April 1990, Cashier and Operations Officer since May 1989. Mrs. Bunton joined Bank of Walterboro in February 1989. Prior to February 1989, Mrs. Bunton was Loan Administrative Assistant III at Citizens & Southern National Bank, Walterboro, South Carolina, for more than five years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors holds regular meetings monthly. The Board of Directors has established an Audit Committee, an Executive Committee, an Investment Committee and a Loan Committee. The Board does not have a Compensation Committee and functions normally performed by a Compensation Committee are performed by the Executive Committee. During the fiscal year ended December 31, 2008, the Board held a total of 36 regular and special meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees, of the Board of Directors on which he served

The Executive Committee established and monitors the Company’s major policies, reviews all proposed changes to policies prior to submission to the Board, and monitors the Company’s employee compensation and benefit programs. The Executive Committee may act on behalf of the Board of Directors between meetings. Members of the Executive Committee are George W. Cone, W. Roger Crook, Peden B. McLeod and Harold M. Robertson. The Executive Committee met 2 times during 2008.

The Investment Committee establishes and monitors the Bank’s investment policy to insure the safety and liquidity of the Bank’s investments and monitors the Bank’s assets, liabilities and interest rate policies and exposure. Members of the Investment Committee are George W. Cone, W. Roger Crook and Peden B. McLeod. The Investment Committee met 31 times during 2008.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS - continued

The Loan Committee establishes and monitors the Bank’s lending policies, reviews compliance with policy, reviews loans where the borrower’s liability exceeds certain limits, monitors loans for credit quality and reviews all loans over 30 days past due. Members of the Loan Committee are George W. Cone, W. Roger Crook, Peden B. McLeod, John B. Fishburne and Harold M. Robertson. The Loan Committee met 26 times during 2008.

The Board of Directors nominates candidates for election as directors; it has no nominating committee. The Board of Directors will consider individuals recommended by shareholders. Shareholders may make recommendations by writing to Peden B. McLeod, Chairman of the Board, Communitycorp, Post Office Box 1707, Walterboro, South Carolina 29488.

The Audit Committee selects the Company’s independent auditors, determines the scope of the Annual Audit, determines whether the Company has adequate administrative, operational and internal accounting controls and determines whether the Company is operating according to established policies and procedures. The members of the Audit Committee are J. Barnwell Fishburne, Harry L. Hill, Calvert Huffines, Steven D. Murdaugh and Harold Robertson. The Audit Committee met 8 times during 2008.

INDEPENDENT PUBLIC ACCOUNTANTS

Since 2002 the Company has engaged Elliott Davis, LLC as its independent accountants. The Company had no relationship with Elliott Davis, LLC prior to January 2002. All services the Company received from them were pre-authorized and requested by the Audit Committee of the Company prior to the services being performed.

Below is a schedule of fees billed by related service for Elliott Davis, LLC during 2008 and 2007.

	2008	2007	Comments
Audit fees	$61,900	$58,000	Audit services and reviews of SEC filings
Audit Related fees	-	-	No services performed
Tax fees	5,400	7,560	Preparation of income and related returns
All Other fees	-	1,200	Consultation relating to implementation of the Sarbanes-Oxley Act

Total fees	$67,300	$66,760

The Audit Committee is required to approve all audit and non-audit services, if any, provided by Elliott Davis, LLC prior to such services being rendered. Non-audit services can only be provided by the Company’s independent accountant to the extent permitted by law. There were no services provided by Elliott Davis pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee of the Board of Directors has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2008. The Audit Committee has discussed with the Company’s independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards 61, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Elliott Davis, LLC, their independence. Based on the review and discussions referred to above, the Audit Committee Recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

J. Barnwell Fishburne	Harry L. Hill	Steven D. Murdaugh	Harold Robertson
Calvert Huffines

DIRECTORS COMPENSATION

Members of the Board of Directors of the Company received a monthly fee of $1,000 plus an extra month’s fee in December of 2008. Committee members receive no fees. Total fees paid to directors in the fiscal year ended December 31, 2008 were $92,000. In addition, the Chairman of the Board and the Attorney for Communitycorp, a board member, were paid $40,000 and $38,950 respectively, for the year ended December 31, 2008.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with principal officers, directors, and their associates on substantially the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and did not involve more than normal risk of collectibility or present other unfavorable features. During 2008, the largest aggregate amount of indebtedness of principal officers, directors and their associates to the Company was $4,810,058, which represented 27.19% of the Company’s equity capital at the time. During 2008, the law firm of McLeod, Fraser & Cone provided legal services to the Company in its ordinary course of business and it is expected to continue to do so in the future. George W. Cone, director of Communitycorp, is a partner of the McLeod, Fraser and Cone law firm. Peden B. McLeod, Director and Chairman of the Board of Communitycorp, is also partner in the law firm of McLeod, Fraser and Cone.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name and Address of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power	Total Sole and Shared Voting and Investment Power	Total Percent of Class
Owners of 5% or more of Common Stock - None

Directors

George W. Cone (1)	2,911	3,349	6,260	2.65%

W. Roger Crook (2)	2,364	500	2,864	1.21%

Barnwell Fishburne (3)	1,244	390	1,634	0.69%

Harry L. Hill (6)	2,820	140	2,960	1.25%

Peden B. McLeod (4)	9,984	14,550	24,534	10.38%

Steven D. Murdaugh	1,250	-0-	1,250	0.53%

Harold Robertson (5)	4,100	8,250	12,350	5.23%

Calvert Huffines (7)	1,900	1,600	3,500	1.48%

John Reaves McLeod	2,852	—	2,852	1.20%

Executive Officers and Directors as a Group (10 persons)	28,473	31,671	60,144	25.46%

(1)	Includes 3,349 shares held by family members.
(2)	Includes 500 shares held by family members.
(3)	Includes 390 shares held by family members.
(4)	Includes 14,550 shares held by family members.
(5)	Includes 8,250 shares held by family members.
(6)	Includes 140 shares held by family members.
(7)	Includes 1,600 shares held by family members.

EXECUTIVE COMPENSATION

The following information is furnished for the Chief Executive Officer of the Company. No other executive officer of the Company received salary and bonuses in excess of $100,000 during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	All Other Compensation ($) (1)
W. Roger Crook	2008	$154,500	$2,000	$—	$40,027
President and Chief	2007	150,000	10,000	—	33,243
Executive Officer	2006	145,000	25,000	—	38,915

(1)

Included deferred compensation of $29,000, $22,000, and $27,000, in 2008, 2007, and 2006, respectively, and profit sharing contribution of $11,027, $11,243, and $11,915, in 2008, 2007, and 2006, respectively.

Retirement Plans

Profit Sharing Plan. The Company has a qualified Profit Sharing Plan with 401(K) features. The plan is intended to meet the qualification requirements under the Internal Revenue Code and serve as a reward to employees for productivity and profitability. All full-time employees who have attained age 21 and have one year of service are eligible to participate in the plan. Contributions to the plan are computed each year on a discretionary basis by the Board of Directors with consideration for annual profits, retained earnings and reserve requirements. The profit sharing plan is administered by First Sun Trust Administrators, LLC, an independent third party administrator in Columbia, South Carolina. The Trustees of the plan are members of the Board of Directors and are as follows: J. Barnwell Fishburne and George Cone. The Board of Directors has the authority to add, delete, or replace Trustees as deemed necessary to ensure adequate oversight and direction of the plan operations.

The profit sharing plan is designed to provide a source of additional retirement income that will supplement Social Security benefits at age 65 for each eligible career employee. Employees or their beneficiaries have the right to withdraw their funds in the plan upon early separation of service, death, disability, normal retirement (age 65), early retirement (age 59 1/2) or late retirement (age 70). Distributions from the plan will be made in either monthly installments or as a lump sum payment.

The profit sharing plan includes special provisions as outlined in the Internal Revenue Code, Section 401(K), which permits employees to make voluntary pre-tax contributions to the retirement plan trust. Employees meeting the eligibility requirements of the profit sharing plan described above may also make voluntary contributions under 401(K) plan provisions up to 10% of annual salary.

The employer has decided to waive its option of matching employee contributions since the profit sharing plan will potentially provide eligible employees with a retirement benefit. All employee voluntary contributions are 100% vested. Withdrawal features in the 401(K) plan are the same as the profit sharing plan. Expenses for the profit sharing plan were $88,411 the year ending December 31, 2008

EXECUTIVE COMPENSATION, continued

Deferred Compensation Plan. The Company has a Deferred Compensation Plan, which covers the Chief Executive Officer. This plan is a non-qualified voluntary deferral salary program with participation limited to the Bank’s senior management

Contributions to the plan are voluntary and may be changed from year to year based upon the income needs of eligible participants. Amounts deferred are assets of the Bank and income derived from the investment of these assets are also reflected as assets of the Bank. These assets are subject to the claims of creditors of the corporation. Deferred funds will be invested and reinvested by the corporation until such time the employee separates from service and elects to receive the deferral amounts plus accumulated earnings. The corporation has the right to invest bank assets in cash, cash equivalents, marketable securities, common stock, life insurance, annuities or savings instruments as deemed appropriate by the Trustees and Board of Directors. Expenses for this plan were $29,000 for the year ending December 31, 2008

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than 10% of any registered class of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 2007 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders to be held in April 2010, should be received by the Company no later than January 31, 2010, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Such proposals should be sent in writing to Communitycorp, Post Office Box 1707, Walterboro, South Carolina 29488, Attention: Corporate Secretary. Any such proposals must comply in all respect with the rules and regulations of the Securities and Exchange Commission.

EXPENSE OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone at their regular salary or hourly compensation.

FORM 10-K

The Company will provide without charge to each person solicited herein, upon the written request of such person, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto. Such a written request should be directed to Communitycorp, Post Office Box 1707, Walterboro, South Carolina, 29488, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

PEDEN B. MCLEOD	W. ROGER CROOK
CHAIRMAN OF THE BOARD	PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Walterboro, South Carolina
March 31, 2009

PROXY

KNOW ALL MEN BY THESE PRESENT that I, the undersigned shareholder of Communitycorp, Walterboro, South Carolina, do hereby nominate, constitute and appoint Peden B. McLeod and Harold M. Robertson or                                      or any one or more of them, my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all of the stock of said Company, standing in my name on its books as of February 23rd, 2009 at the meeting of its shareholders to be held at the Bank of Walterboro building located at 1100 North Jefferies Boulevard, Walterboro, South Carolina, on Wednesday, April 29, 2009 at 6:00 p.m. Eastern time or at any adjournment thereof, as follows:

FOR ( )	WITHHOLD ( )

1. ELECTION OF DIRECTORS:

The Election of Three (3) Class III and One (1) Class I directors listed in the accompanying Statement. The names of the nominees are as follows: Paden B. McLeod, Harold M. Robinson and Calvert Huffines for Class III directors and John R. McLeod for Class I director.

FOR ( )	WITHHOLD ( )

2. OTHER BUSINESS:

Such other business that may properly be brought before the meeting or any adjournment thereof. Management at the present time knows of no other business to be brought before the meeting other than that of a routine nature.

I hereby ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof, receipt of the notice of said Annual Meeting being hereby acknowledged. Said attorney(s) is (are) hereby authorized to exercise all of the powers that I would possess if present personally at said meeting or any adjournment thereof. I hereby revoke all proxies by me heretofore given for any meeting of shareholders of said Company.

IN THE ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL BE VOTED IN FAVOR OF THE MATTERS SPECIFICALLY SET FORTH ABOVE ANY IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY RE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSITIONS.

In Witness whereof I have hereunto set my hand and seal this              day of              2009.

Signature

Signature if held jointly